Exhibit 10.1

FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
THIS FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (this “Amendment”) is made effective as of the 26th day of January, 2018 by and between IEC ELECTRONICS CORP., a corporation formed under the laws of the State of Delaware (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”).
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to a Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015, as amended by that certain First Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of June 20, 2016, that certain Second Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of November 28, 2016, and that certain Third Amendment to Fifth Amended and Restated Credit Facility Agreement dated as of May 5, 2017 (as amended, and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);
WHEREAS, Section 12.3 of the Credit Agreement requires that the Borrower maintain a certain Fixed Charge Coverage Ratio unless the Lender otherwise consents in writing; and
WHEREAS, Borrower has requested and the Lender has agreed to (i) waive Events of Default arising from non-compliance with the aforementioned covenant for the Fiscal Quarter ending December 29, 2017, and (ii) make certain amendments to the Credit Agreement, all on the terms and conditions herein set forth.
NOW, THEREFORE, for due consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    DEFINITIONS. All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement.
    2.    AMENDMENTS. Effective as of the Fourth Amendment Closing Date:
(A)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:
“Applicable Margin” means, with respect to the applicable facility, the per annum percentage points shown in the applicable column of the table below based on the applicable Fixed Charge Coverage Ratio, calculated for Borrower on a consolidated basis and without duplication in accordance with GAAP:

Exhibit 10.1

Pricing Grid – Applicable Margin
	Fixed Charge Coverage
Level	Ratio	Revolver	Term Loan B
I	x ≤ 1.60:1.00	2.75%	3.00%
II	1.60:1.00 < x ≤ 1.85:1.00	2.50%	2.75%
III	x > 1.85:1.00	2.25%	2.50%
provided, however, that (i) commencing on the Third Amendment Closing Date and continuing through and including the Fiscal Quarter ending December 29, 2017, the Applicable Margin shall be fixed at Level II, and (ii) commencing on January 1, 2018 and continuing to but excluding the tenth (10th) day after the date on which the Borrower’s QCC Sheet is delivered to the Lender pursuant to Section 12.6 for the Fiscal Quarter ending March 30, 2018, the Applicable Margin shall be fixed at Level II plus fifty (50) basis points. Effective on the tenth (10th) day following the date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6 for the Fiscal Quarter ending March 30, 2018, the Applicable Margin will be adjusted based upon the Fixed Charge Coverage Ratio shown therein. Thereafter, changes, if any, in the Level applicable to Loans will be effective on the tenth (10th) day following each date on which the Borrower’s QCC Sheet is required to be delivered to the Lender pursuant to Section 12.6, based upon the Fixed Charge Coverage Ratio shown therein. In the event that any QCC Sheet is not delivered by the date required, pricing will revert to Level I until the tenth (10th) day following the date of delivery of the delayed QCC Sheet, on which tenth (10th) day pricing will be adjusted to the applicable level shown by the QCC Sheet. Upon the occurrence of a Default or Event of Default, the Applicable Margin shall immediately be adjusted to Level I and no reduction shall occur thereafter unless the Default is cured, or if the Default is also an Event of Default, the Event of Default is waived in writing by the Lender; provided that if such Default or Event of Default occurs after December 29, 2017 but before the date on which the Borrower’s QCC Sheet is delivered to the Lender as and when required by Section 12.6 for the Fiscal Quarter ending March 30, 2018, the Applicable Margin shall be fixed at Level II plus fifty (50) basis points and no reduction shall occur thereafter unless the Default is cured, or if the Default is also an Event of Default, the Event of Default is waived in writing by the Lender.
“Loans” means, (without duplication) any amount disbursed by Lender to or on behalf of the Borrower under the Loan Documents, whether such amount constitutes an original disbursement of funds, or the continuation of any amount outstanding, under the Revolving Credit Facility, the Term Loan B, the 2013 Celmet Building Term Loan or the Equipment Line Advance Limit, including any Equipment Line Advances or Equipment Line Term Loans.
“Notes” means the Revolving Credit Note, the Term Loan Note, the Equipment Line Advance Note and any Equipment Line Term Loan Notes as each is defined herein.

Exhibit 10.1

(B)Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in alphabetical order:
“Equipment Line Advance” means an advance made to the Borrower pursuant to Section 3.1 of this Agreement, each of which shall mature on the earliest of (i) six months after the date that Lender made such advance, (ii) the Revolving Credit Termination Date, and (iii) the date that Lender demands that all amounts due under the Equipment Line Advance Note become due and payable or the date that the same become automatically due and payable, in each case consistent with the terms of the Equipment Line Advance Note (such date for any such advance being referred to as its “Equipment Line Advance Maturity Date”).
“Equipment Line Advance Limit” means the Equipment Line Advance Limit described in Section 3.1 of this Agreement.
“Equipment Line Advance Note” means each Equipment Line Advance Note described in Section 3.2, as each such note may be amended, modified, supplemented or restated from time to time.
“Equipment Line Advance Request” means an Equipment Line Advance Request described in Section 3.3 of this Agreement.
“Equipment Line Term Loan” means a term loan made to Borrower by the Lender consistent with the provisions of Article 3 of this Agreement.
“Equipment Line Term Loan Note” means each Equipment Line Term Loan Note that evidences an Equipment Line Term Loan described in Article 3 of this Agreement, each as such note may be amended, modified, supplemented or restated from time to time.
“Fourth Amendment Closing Date” means January 26, 2018.
(C)Article 3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“ARTICLE 3 –EQUIPMENT LINE ADVANCES AND EQUIPMENT LINE TERM LOANS
3.1     Equipment Line Advances. The Lender agrees, subject to this Article 3 and the other terms and conditions hereinafter set forth, to make Equipment Line Advances to the Borrower from time to time during the period from the Fourth Amendment Closing Date up to but not including the Revolving Credit Termination Date in an aggregate principal amount, inclusive of any amounts converted to Equipment Line Term Loans pursuant to Section 3.4, not to exceed at any time outstanding the amount of $1,500,000.00 (the “Equipment Line Advance Limit”). No more than four (4) Equipment Line Advances may be outstanding at any time. The proceeds of any Equipment Line Advance shall be used to finance up to 80% of the invoice cost of the purchase by the Borrower or its subsidiaries of capital equipment; provided that Equipment Line Advances may not be

Exhibit 10.1

used to finance more than $750,000 in the aggregate of the purchase price of equipment purchased prior to the Fourth Amendment Closing Date. Amounts advanced under this Section 3.1 (inclusive of those amounts converted to Equipment Line Term Loans pursuant to Section 3.4) and repaid may be reborrowed in accordance with the terms of this Agreement and subject to the Equipment Line Advance Limit. The making of each Equipment Line Advance shall be in the sole discretion of the Lender. The Equipment Line Advance Limit is available subject to the Lender’s continued review and right of modification, restriction, suspension or termination at any time for any reason in the sole discretion of the Lender. No modification, restriction, suspension or termination of the Equipment Line Advance Limit shall affect Borrower’s obligation to repay the principal amount of each Equipment Line Advance, its obligation to pay interest on the Equipment Line Advance or any other Obligation of Borrower to Lender.
3.2    Equipment Line Advance Note. Borrower’s obligation to repay all Equipment Line Advances shall be evidenced by an Equipment Line Advance Note in substantially the form attached as Exhibit I to this Agreement, made by Borrower in favor of Lender in the aggregate principal amount of the Equipment Line Advance Limit. Notwithstanding anything to the contrary herein, any and all Equipment Line Advances outstanding under the Equipment Line Advance Note shall be subject to the terms contained in the Equipment Line Advance Note and shall be payable in full to the Lender upon demand by the Lender.
3.3    Requests and Interest. A request for an Equipment Line Advance under the Equipment Line Advance Note must be delivered to the Lender in writing in substantially the form attached as Exhibit J (each, an “Equipment Line Advance Request”) at least two (2) Business Days’ prior to the proposed date of the advance and must specify the principal amount of the requested advance and the applicable interest rate to be applied; provided that Lender shall waive the requirement of two (2) Business Days’ prior written notice for only that for Equipment Line Advance Request submitted to Lender on the Fourth Amendment Closing Date. The Lender shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Equipment Line Advance pursuant to this subsection. Each Equipment Line Advance shall accrue interest, at Borrower’s option and as selected in the Equipment Line Advance Request, at either the (a) one-month LIBOR Rate, adjusted daily, plus the Applicable Margin applied to Term Loan B from time to time in accordance with this Agreement, or (b) the Base Rate plus the Applicable Margin applied to Term Loan B from time to time in accordance with this Agreement. To the extent that an Equipment Line Advance bears interest at one-month LIBOR Rate, adjusted daily, plus the Applicable Margin applied to Term Loan B from time to time in accordance with this Agreement, such Equipment Line Advance will be considered a LIBOR Loan but only for purposes of Sections 7.1(g), 7.3, 7.4, 7.5, 7.6 and 7.14 of this Agreement.
3.4    Payments & Conversion to Equipment Line Term Loan. On the first day of each month following the date that such Equipment Line Advance is made by the Lender and until the month in which the Equipment Line Maturity Date occurs, the Borrower shall

Exhibit 10.1

make interest-only payments to the Lender equal to all accrued interest on each Equipment Line Advance (calculated by applying the interest rate specified in the corresponding Equipment Line Advance Request). On the Equipment Line Advance Maturity Date for each Equipment Line Advance, the Borrower shall, at the Borrower’s election, either (a) repay the Equipment Line Advance and any accrued interest in full, or (b) provided, in each case, that the conditions to conversion have been met, make a final interest-only payment to the Lender thereby paying any accrued interest in full and convert the Equipment Line Advance to an Equipment Line Term Loan by giving the Lender no less than three (3) Business Days’ notice of such conversion and delivering to the Lender an executed Equipment Line Term Loan Note in substantially the form attached as Exhibit K to this Agreement before the Equipment Line Advance Maturity Date. At Borrower’s election, and provided, in each case, that the conditions to conversion have been met, Borrower may convert any Equipment Line Advance to an Equipment Line Term Loan prior to the applicable Equipment Line Advance Maturity Date, provided that all accrued interest on such advance to, but excluding, the conversion date, has been paid in full. For clarity, any such conversion of an Equipment Line Advance to an Equipment Line Term Loan will not result in any new proceeds being disbursed by Lender but will result in the principal of the applicable Equipment Line Advance being converted into an Equipment Line Term Loan which will then be subject to the terms set forth in the applicable Equipment Line Term Loan Note. If the conditions to conversion have not been met for an applicable advance on the earlier of the Equipment Line Advance Maturity Date for such advance and the date that the Borrower seeks to convert the same, such advance, together with all accrued interest thereon, shall be paid in full to Lender. Each Equipment Line Term Loan shall amortize for a period of up to three years, as specified by Borrower, from the date of conversion with level monthly principal payments plus interest calculated as set forth in the applicable Equipment Line Term Loan Note.
3.5    Advance Repayment Surcharge. For any Equipment Line Advance not converted to an Equipment Line Term Loan in accordance with Section 3.4 above on or before the Equipment Line Advance Maturity Date for such advance, Borrower shall pay to Lender a fee equal to 1% of the amount of principal of such Equipment Line Advance on the earlier of the date of repayment of such Equipment Line Advance and the Equipment Line Advance Maturity Date with respect to such advance.
3.6     Prepayment of Equipment Line Term Loans. During the term of any Equipment Line Term Loan Note, Borrower will have the option of paying any outstanding principal thereunder to the Lender in advance of its respective maturity date, in whole or in part, at any time and from time to time upon written notice received by the Lender at least three (3) days prior to making such payment; provided, however, as consideration for the privilege of making such prepayment, Borrower shall pay to the Lender a fee equal to (i) one percent (1%) of the principal sum prepaid, plus (ii) for Equipment Line Term Loans accruing interest at one-month LIBOR Rate, adjusted daily, plus the Applicable Margin applied to Term Loan B, any applicable Breakage Costs.

Exhibit 10.1

(D)The first sentence of Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“The obligations of the Lender to make any Revolving Credit Loans or any Equipment Line Advances, or to convert any Equipment Line Advances to an Equipment Line Term Loan pursuant to Section 3.4, shall at all times be subject to the following continuing conditions:”
(E)A new Exhibit I shall be added to the Credit Agreement in the form attached to this Amendment as Exhibit I.
(F)A new Exhibit J shall be added to the Credit Agreement in the form attached to this Amendment as Exhibit J.
(G)A new Exhibit K shall be added to the Credit Agreement in the form attached to this Amendment as Exhibit K.
3.    WAIVER. Lender hereby waives any Event of Default arising under Section 14.1(b) of the Credit Agreement as a result of Borrower’s non-compliance with Section 12.3 of the Credit Agreement for the Fiscal Quarter ending December 31, 2017. Borrower acknowledges and agrees that the forgoing waiver shall not constitute a waiver of any Event of Default arising under (i) any other covenant in the Credit Agreement not specified herein, or (ii) any covenant in the Credit Agreement for any period not specified herein.
4.    REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations and warranties to the Lender as of the Fourth Amendment Closing Date, each of which shall survive the effectiveness of this Amendment and continue in effect as of the date hereof so long as any Obligations remain unpaid:
4.1    Authorization. Borrower has full power and authority to borrow under the Credit Agreement, as amended by this Amendment, and to execute, deliver and perform this Amendment and any documents delivered in connection with it and all other related documents and transactions, all of which have been duly authorized by all proper and necessary corporate action. The execution and delivery of this Amendment by Borrower will not violate the provisions of, or cause a default under, Borrower’s Organizational Documents, any law or any agreement to which Borrower is a party or by which it or its assets are bound.
4.2    Binding Effect. This Amendment has been duly executed and delivered by Borrower, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that enforcement of any such obligations of the Borrower may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.
4.3    Consents; Governmental Approvals. Except as may be specifically identified in a written agreement to which Borrower and Lender are parties, no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or any other

Exhibit 10.1

Person is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered by Borrower herewith or in connection with any other transactions contemplated hereby.
4.4    Representations and Warranties. The representations and warranties contained in the Credit Agreement, as amended by this Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except for those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
4.5    No Events of Default. No Default or Event of Default has occurred, except that waived by this Amendment, and no Default or Event of Default is continuing.
4.6    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by Borrower or any Credit Party to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
5.    CONDITIONS OF AMENDMENT. The Lender shall have no obligation to execute or deliver this Amendment until each of the following conditions shall have been satisfied:
5.1    Authorization. Borrower shall have taken all appropriate corporate action to authorize, and its directors, if and as required by Borrower’s Organizational Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Amendment and the taking of all other action contemplated by this Amendment, and Lender shall have been furnished with copies of all such corporate action, certified by an authorized officer of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Lender may request.
5.2    Consents. Borrower shall have delivered to Lender any and all consents, if any, necessary to permit the transactions contemplated by this Amendment.
5.3    Fees. Borrower shall have paid to the Lender all reasonable fees and disbursements of Lender’s counsel and all reasonable out-of-pocket expenses incurred by Lender, recording fees, search fees, charges and taxes in connection with this Amendment and all transactions contemplated hereby or made other arrangements with respect to such payment as are satisfactory to Lender.
5.4    Deliveries. Borrower shall have delivered to Lender, each of the following documents, duly executed by the Borrower or as specified: (i) this Amendment, (ii) the Equipment Line Advance Note, (iii) a Reaffirmation executed by the Borrower and each of the Guarantors, and (iv) such additional documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require (including for purposes of evidencing and/or facilitating Borrower’s and Lender’s compliance with all applicable laws and regulations, including all “know your customer” rules in effect from time

Exhibit 10.1

to time pursuant to the Bank Secrecy Act, USA PATRIOT Act and other applicable laws) and all documents, instruments and other legal matters in connection with the Loan Documents shall be reasonably satisfactory to Lender and its counsel.
5.5    Representations and Warranties. The representations and warranties set forth in this Amendment and in the Loan Documents shall be true, correct and complete as of the Fourth Amendment Closing Date, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
5.6    No Event of Default. No Event of Default or Default shall have occurred as of the Fourth Amendment Closing Date, except that waived by this Amendment, and no Event of Default or Default shall be continuing after giving effect to such waiver.
5.7    No Material Misstatements. Neither this Amendment nor any document delivered to Lender by or on behalf of Borrower to induce Lender to enter into this Amendment contains any untrue statement of a material fact or, taken as a whole with the other Loan Documents, omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
5.8    No Material Adverse Change. As of the Fourth Amendment Closing Date, no Material Adverse Effect shall have occurred with respect to the Borrower and its Subsidiaries taken as a whole since September 30, 2017, including, without limitation, the Credit Parties’ ability to meet the projections delivered by the Borrower to the Lender prior to the Fourth Amendment Closing Date.
5.9    No Litigation. As of the Fourth Amendment Closing Date, except as set forth on Schedule 8.5 to the Credit Agreement, there shall not be any claim, action, suit, investigation, litigation, or legal proceeding pending or threatened in any court or before any arbitrator or governmental authority which relates to the legality, validity or enforceability of the Credit Agreement (as amended by this Amendment) or the transactions contemplated hereby or that, if adversely determined, is not adequately covered by insurance or would have a Material Adverse Effect on the Borrower or its Subsidiaries.
5.10    Diligence. Lender shall have satisfactorily completed all business, financial, tax and collateral due diligence.
5.11    Commitment Fee. Borrower shall pay to Lender a commitment fee equal to $3,750.00.
6.    MISCELLANEOUS.
6.1    Reaffirmation of Security Documents. As of the Fourth Amendment Closing Date, Borrower hereby (a) acknowledges and reaffirms the execution and delivery of the Security Documents, (b) acknowledges, reaffirms and agrees that the security interests granted under the Security Documents continue in full force and effect as security for all indebtedness, obligations

Exhibit 10.1

and liabilities under the Loan Documents, as may be amended from time to time, and (c) remakes the representations and warranties set forth in the Security Documents, except those representations and warranties that by their terms are made as of a specific date, which representations and warranties Borrower hereby remakes as of such date.
6.2    Entire Agreement; Binding Effect. The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by the Lender and its successors and assigns. The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.
6.3    Severability. If any provision of this Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.
6.4    Headings. The section headings inserted in this Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Amendment.
6.5    Counterparts. This Amendment may be executed by the parties hereto in separate counterparts (including those delivered by facsimile or other electronic means), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

[signature page follows]

Exhibit 10.1

[Fourth Amendment to Fifth Amended and Restated Credit Facility Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY
By:    /s/ Michael D. Pick
Name:    Michael D. Pick
Title:    Vice President
IEC ELECTRONICS CORP.
By:    /s/ Michael T. Williams
Name: Michael T. Williams
Title:    Chief Financial Officer

Exhibit 10.1

EXHIBIT I
FORM OF EQUIPMENT LINE ADVANCE NOTE

Exhibit 10.1

EQUIPMENT LINE ADVANCE NOTE

$1,500,000.00	January 26, 2018
IEC ELECTRONICS CORP. (“Borrower”), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”) the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) or, if less, the amount of Equipment Line Advances advanced by the Lender to Borrower pursuant to the Agreement referred to below which have not been repaid or converted to Equipment Line Term Loans, in lawful money of the United States of America and in immediately available funds on the date(s) and in the manner provided in said Agreement and with a final payment for each Equipment Line Advance to be made on the Equipment Line Advance Maturity Date (which for each Equipment Line Advance will be no later than the Revolving Credit Termination Date) unless sooner demanded by the Lender. Borrower also promises to pay interest on the unpaid principal balance under this Equipment Line Advance Note (the “Note”), for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.
The date and amount of each Equipment Line Advance made by the Lender to the Borrower under the Agreement referred to below, maturity date and each payment of principal thereof, shall be recorded by the Lender on its books. The Lender’s records shall be presumed to be accurate absent manifest error.
This Note is a demand note and all amounts referenced hereunder shall become immediately due and payable upon demand by the Lender; provided, however, that all amounts due hereunder shall automatically become immediately due and payable if Borrower or any Guarantor or endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.
Borrower hereby authorizes the Lender to debit Borrower’s deposit account #9871212065 with the Lender automatically for any amount which becomes due under this Note.
This is the Equipment Line Advance Note referred to in that certain Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 (as amended and as the same may be amended, supplemented, or restated from time to time, the “Agreement”), made between Borrower and Lender, and evidences the Equipment Line Advances made thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Agreement. Except to the extent conflicting terms are explicitly set forth herein, Borrower’s obligations pursuant to this Note shall be subject to and in accordance with the terms of the Agreement.
Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.
This Note shall be governed by the laws of the State of New York.
[signature page follows]

Exhibit 10.1

[EQUIPMENT LINE ADVANCE NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Equipment Line Advance Note by its duly authorized officer as of the date first written above.

IEC ELECTRONICS CORP.
By:
Michael T. Williams
Chief Financial Officer

Exhibit 10.1

EXHIBIT J
FORM OF EQUIPMENT LINE ADVANCE REQUEST

Exhibit 10.1

Equipment Line Advance Request
Date: ____________ ___, 20___
To:    MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”)

From:     IEC ELECTRONICS CORP. (“Borrower”)

Re:
Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 as amended and as the same may be further amended, modified, supplemented or restated from time to time (the “Credit Agreement”).

All capitalized terms used herein and not defined shall have the meaning given such terms in the Credit Agreement.
Pursuant to Section 3.3 of the Credit Agreement, Borrower hereby gives notice of its desire to receive an Equipment Line Advance in the amount of $_____________ on ___________ ____, 20____ (the “Advance Date”), which shall mature on the earlier of (i) the corresponding date that is ___ months following the Advance Date and (ii) the Revolving Credit Termination Date (the “Maturity Date”). In connection with the foregoing, the Borrower hereby confirms the following:

1.	The proceeds of the Equipment Line Advance will be used to finance the following equipment:
____________________.

2.	The invoice cost of said equipment is $______________.

3.	The amount of the requested Equipment Line Advance is less than 80% of the invoice cost of said equipment.

4.	The Equipment Line Advance shall bear interest at the following rate:
o    one-month LIBOR Rate, adjusted daily, plus the Applicable Margin as applicable to
Term Loan B from time to time in accordance with the Credit Agreement; or
o    the Base Rate plus the Applicable Margin as applicable to Term Loan B from time to time in accordance with the Credit Agreement;

5.	The Maturity Date is no later than the earlier of (i) the corresponding date that is 6 (six) months following the Advance Date and (ii) the Revolving Credit Termination Date;

6.	The representations and warranties contained in the Credit Agreement are true on and as of the Advance Date with the same force and effect as if made on such date;

7.	The conditions specified in Sections 9.1 and 9.2 of the Credit Agreement have been fulfilled as of the Advance Date;

8.	No Default or Event of Default has occurred or is continuing;

9.
As of the Advance Date, no Material Adverse Effect has occurred with respect to the Borrower and its Subsidiaries taken as a whole since the most recent audited financial statements were provided to Lender pursuant to Section 10.1(a) of the Credit Agreement.

Exhibit 10.1

Borrower acknowledges that the Lender shall have no obligation to make such requested Equipment Line Advance until each of the following conditions shall have been satisfied:

1.
Borrower shall have delivered to Lender such documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require (including for purposes of evidencing and/or facilitating Borrower’s and Lender’s compliance with all applicable laws and regulations, including all “know your customer” rules in effect from time to time pursuant to the Bank Secrecy Act, USA PATRIOT Act and other applicable laws) and all documents, instruments and other legal matters in connection with the Loan Documents shall be reasonably satisfactory to Lender and its counsel; and

2.	Lender shall have satisfactorily completed all collateral due diligence.
[Signature Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, the Borrower has caused this Equipment Line Advance Request to be duly executed as of the date first set forth above.

IEC ELECTRONICS CORP.
By:
Name:
Title:

Accepted by:
MANUFACTURERS AND TRADERS TRUST COMPANY
By: _________________________
Name:
Title:

Exhibit 10.1

EXHIBIT K
FORM OF EQUIPMENT LINE TERM LOAN NOTE

Exhibit 10.1

EQUIPMENT LINE TERM LOAN NOTE
(Actual Balance Interest Accrual Method)
New York
________________________, 20 ________    $______________________

BORROWER (Name): IEC Electronics Corp.
(Organizational Structure): Corporation
(State Law organized under): Delaware
(Address of residence/chief executive office): 105 Norton Street, Newark, New York 14513

BANK:	M&T BANK, a New York banking corporation with its banking offices at One M&T Plaza, Buffalo, NY 14203. Attention: Office of the General Counsel.

All capitalized terms used herein and not defined shall have the meaning given such terms in the Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 as amended and as the same may be further amended, modified, supplemented or restated from time to time (the “Credit Agreement”).

Promise to Pay. For value received, intending to be legally bound, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of _______________________________________________ Dollars ($__________________) (the “Principal Amount”) plus interest as agreed below, and all fees and costs (including without limitation attorneys’ fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”). Except to the extent conflicting terms are explicitly set forth herein, Borrower’s obligations pursuant to this Note shall be subject to and in accordance with the terms of the Credit Agreement.

Interest. The unpaid Principal Amount of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), from and including the date the proceeds of this Note are applied to the outstanding principal of the applicable Equipment Line Advance to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall be equal to:

one-month LIBOR Rate, adjusted daily, plus the Applicable Margin as applicable to Term Loan B; or

the Base Rate plus the Applicable Margin as applicable to Term Loan B.

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, Borrower agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower, without interest.

Default Rate. If an Event of Default occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased consistent with the terms of the Credit Agreement.

Payments. Payments shall be made in immediately available United States funds at any banking office of the Bank.

Preauthorized Transfers from Deposit Account. Borrower hereby authorizes the Bank to debit Borrower’s deposit account #9871212065 with the Bank automatically for any amount which becomes due under this Note.

Interest Accrual; Application of Payments. Interest will continue to accrue on the actual principal balance outstanding until the Principal Amount is paid in full. All installment payments (excluding voluntary prepayments of principal) will be applied as of the date each payment is received and processed. Payments may be applied in any order in the sole discretion of the Bank, but, prior to an Event of Default, may be applied chronologically (i.e., oldest invoice first) to unpaid amounts due and owing, in the following order: first to accrued interest, then to principal, then to Escrow, then to late charges and other fees, and then to all other Expenses.

“Payment Due Date” shall mean the first day of the applicable calendar month. If there is no numerically corresponding calendar day in a particular month, the Payment Due Date shall be the last calendar day of such month); provided, however, to the extent, if at all, that a LIBOR-based interest rate is applicable, if in any applicable month the day identified above is not a Business Day, the

Exhibit 10.1

Payment Due Date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Payment Due Date shall be the immediately preceding Business Day.

The “First Installment Payment Date” shall be the Payment Due Date in the month of _______________, 20_______.

The “Maturity Date” of this Note is the Payment Due Date that is the earlier of (i) [Insert a date no later than three years following the date of this Note] and (ii) the Revolving Credit Termination Date.

Repayment Terms. Borrower shall pay to the Bank the Principal Amount and interest owing pursuant to this Note in installments as follows:

(i)
[Insert the number of months up to 36] consecutive monthly installments of principal [each in the amount of $___________________] [as provided for on the attached schedule], together with an equal number of installments of interest payable in arrears in amounts that may vary, due and payable on the First Installment Payment Date and each Payment Due Date thereafter, and

(ii)
ONE (1) FINAL INSTALLMENT, due and payable on the Maturity Date, in an amount equal to the outstanding Principal Amount, together with all other amounts outstanding hereunder, including, without limitation, accrued interest, costs and expenses.

The amortization period for this loan is [Insert a period up to three (3) years], meaning that this is the approximate number of years that would be needed to repay the Principal Amount in full, based on the installment amount and payment frequency stated above. The amortization period may be longer than the term of this loan and shall not compromise the enforceability of the Maturity Date.

Late Charge. If Borrower fails to pay, within five (5) days of its due date, any amount due and owing pursuant to this Note or any other agreement executed and delivered to the Bank in connection with this Note, late payment fees shall be payable pursuant to Section 7.10 of the Credit Agreement.

Prepayment. During the term of this Note, Borrower shall have the option of paying the unpaid Principal Amount to the Bank in advance of the Maturity Date, in whole or in part, consistent with the terms of Section 3.6 of the Credit Agreement.

Representations and Warranties. Borrower represents and warrants to the Bank:

a)    Compliance with Covenants. Until this Note is paid in full Borrower shall comply with all covenants and agreements contained in the Credit Agreement.

b.    Representations and Warranties in the Credit Agreement. The representations and warranties contained in the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on such date.

c.    Section 9.1 and 9.2 of the Credit Agreement. The conditions specified in Sections 9.1 and 9.2 of the Credit Agreement have been fulfilled as of the effective date hereof.

d.    No Default or Event of Default. No Default or Event of Default has occurred or is continuing.

e.    No Material Adverse Effect. As of the date hereof, no Material Adverse Effect has occurred with respect to the Borrower and its Subsidiaries taken as a whole since the most recent audited financial statements were provided to Lender pursuant to Section 10.1(a) of the Credit Agreement.

Rights and Remedies Upon Default. In addition to any remedies available under the Credit Agreement, upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower’s agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any amounts due hereunder not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower. All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event

Exhibit 10.1

of Default in Section 14.1(f), or at the Bank’s option, upon the occurrence of any other Event of Default. The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any amounts due hereunder which may now or hereafter be payable on demand.

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliates or otherwise owing by the Bank or any Affiliates in any capacity to Borrower or any Guarantor or endorser of this Note. Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elects to do so.

Additional Documents. Borrower agrees to deliver to Lender such documents, consents, authorizations, insurance certificates, governmental consents and other instruments and agreements as Lender or its counsel may reasonably require and all documents, instruments and other legal matters in connection with this Note shall be in a form reasonably satisfactory to Lender and its counsel.

USA PATRIOT Act Notice. Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (“Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to, promptly following a request by Bank, provide all such other documentation and information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Miscellaneous. This Note, together with the Credit Agreement, Loan Documents, and any related loan and collateral agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be given consistent with Section 15.4 of the Credit Agreement.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations that become due under this Note and the term “Borrower” shall include each as well as all of them.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as otherwise provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in New York State in a County or Judicial district where the Bank maintains a branch and consents that the Bank may effect any service of process in the manner and at Borrower’s address set forth above for providing notice or demand; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. Borrower and the Bank hereby knowingly, voluntarily, and intentionally waive any right to trial by jury Borrower and the Bank may have in any action or proceeding, in law or in equity, in connection with this note or the transactions related hereto. Borrower represents and warrants that no representative or agent of the Bank has represented, expressly or otherwise, that the Bank will not, in the event of litigation, seek to enforce this jury trial waiver. Borrower Acknowledges that the Bank has been induced to enter into this note by, among other things, the provisions of this Section.

Exhibit 10.1

BORROWER

Signature of Witness

Typed Name of Witness

ACKNOWLEDGMENT

STATE OF                      )
: SS.
COUNTY OF                      )

On the _________ day of _______________ , in the year 20______, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Exhibit 10.1

FOR BANK USE ONLY

Authorization Confirmed:
Disbursement of Funds:
Credit A/C    #         Off Ck    #         Payoff Obligation    #
$             $             $